Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Certification

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Logan County BancShares, Inc. (the “Company”) hereby certifies that the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 24, 2004

/s/ Eddie Canterbury
Eddie Canterbury
Chief Executive Officer